



<ARTICLE>                                                       UT
<LEGEND>     THIS SCHEDULE CONTAINS SUMMARY FINANCIAL INFORMATION
             EXTRACTED FROM THE UNAUDITED FINANCIAL STATEMENTS OF
             WISCONSIN ENERGY CORPORATION FOR THE FISCAL YEAR
             ENDED DECEMBER 31, 1998 AND IS QUALIFIED IN ITS
             ENTIRETY BY REFERENCE TO SUCH FINANCIAL STATEMENTS.
             THIS SCHEDULE REFLECTS RECLASSIFICATION OF AMOUNTS
             TO CONFORM TO THE COMPANY'S CURRENT FINANCIAL
             STATEMENT PRESENTATION.
<MULTIPLIER>                                                 1,000

<CURRENCY>                                             U.S.DOLLARS
<FISCAL-YEAR-END>                                      DEC-31-1998
<PERIOD-START>                                         JAN-01-1998
<PERIOD-END>                                           DEC-31-1998
<PERIOD-TYPE>                                               12-MOS
<EXCHANGE-RATE>                                                  1
<BOOK-VALUE>                                              PER-BOOK
<TOTAL-NET-UTILITY-PLANT> <F1>                           3,238,385
<OTHER-PROPERTY-AND-INVEST> <F2>                         1,056,471
<TOTAL-CURRENT-ASSETS>                                     608,119
<TOTAL-DEFERRED-CHARGES>                                         0
<OTHER-ASSETS>                                             458,782
<TOTAL-ASSETS>                                           5,361,757
<COMMON>                                                     1,156
<CAPITAL-SURPLUS-PAID-IN>                                  759,195
<RETAINED-EARNINGS>                                      1,142,754
<TOTAL-COMMON-STOCKHOLDERS-EQ>                           1,903,105
<PREFERRED-MANDATORY>                                            0
<PREFERRED>                                                 30,450
<LONG-TERM-DEBT-NET>                                     1,175,252
<SHORT-TERM-NOTES>                                          51,503
<LONG-TERM-NOTES-PAYABLE>                                  403,341
<COMMERCIAL-PAPER-OBLIGATIONS>                             235,356
<LONG-TERM-DEBT-CURRENT-PORT>                               99,591
<PREFERRED-STOCK-CURRENT>                                        0
<CAPITAL-LEASE-OBLIGATIONS>                                170,431
<LEASES-CURRENT>                                            19,549
<OTHER-ITEMS-CAPITAL-AND-LIAB>                           1,273,179
<TOT-CAPITALIZATION-AND-LIAB>                            5,361,757
<GROSS-OPERATING-REVENUE>                                2,039,433
<INCOME-TAX-EXPENSE>                                        92,166
<OTHER-OPERATING-EXPENSES>                               1,664,679
<TOTAL-OPERATING-EXPENSES>                               1,664,679
<OPERATING-INCOME-LOSS>                                    374,754
<OTHER-INCOME-NET>                                          26,765
<INCOME-BEFORE-INTEREST-EXPEN> <F3>                        401,519
<TOTAL-INTEREST-EXPENSE> <F4>                              121,221
<NET-INCOME>                                               188,132
<PREFERRED-STOCK-DIVIDENDS> <F5>                                 0
<EARNINGS-AVAILABLE-FOR-COMM>                              188,132
<COMMON-STOCK-DIVIDENDS>                                   177,397
<TOTAL-INTEREST-ON-BONDS>                                   94,346
<CASH-FLOW-OPERATIONS>                                     459,951
<EPS-BASIC>                                                   1.65
<EPS-DILUTED>                                                 1.65

<F1>    Total Net Utility Plant is $3,499,180 of net property,
        plant and equipment less $260,795 of net non-utility
        property.
<F2>    Other Property and Investments is $795,676 of investments
        plus $260,795 of net non-utility property.
<F3>    Income before interest expense and income taxes.
<F4>    Total Interest Expense includes $1,203 of preferred
        dividend requirements of subsidiary.
<F5>    Preferred Stock Dividends are included in Total Interest
        Expense.

See financial statements and notes in the accompanying 10-K.

